AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of May 1, 2015, amends the Global Custody Agreement, dated as of December 14, 2006 as amended to date (the "Custodian Agreement"), by and between State Street Bank and Trust Company (the “Bank”) and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A thereto, as amended from time to time (each, a "Customer").

The Bank and each Customer hereby agree to replace the existing Appendix A to the Custodian Agreement with the updated appendix below, to reflect all Customers who are parties to the Custodian Agreement as of such date.

APPENDIX A

CUSTOMERS AND PORTFOLIOS

Dated as of May 1, 2015

The following is a list of Customers and their respective Portfolios for which the Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO:	EFFECTIVE AS OF:
American Funds Fundamental Investors d.b.a. Fundamental Investors	December 14, 2006
The Growth Fund of America	December 14, 2006
The New Economy Fund	December 14, 2006
SMALLCAP World Fund, Inc.	December 14, 2006

American Funds Insurance Series

Blue Chip Income and Growth Fund

Global Growth Fund

Global Small Capitalization Fund

Growth Fund

International Fund

Growth-Income Fund

Asset Allocation

Bond Fund

High-Income Bond Fund

U.S. Government/AAA-Rated Securities Fund

Cash Management Fund

Global Growth and Income Fund

New World Fund

Global Bond Fund

International Growth and Income Fund

Global Balanced Fund

Mortgage Fund

Corporate Bond Fund

Capital Income Builder

Portfolio Series - American Funds Global Growth Portfolio

Portfolio Series - American Funds Growth and Income Portfolio

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

December 14, 2006

October 1, 2008

May 2, 2011

May 2, 2011

May 1, 2013

May 1, 2014

May 1, 2015

May 1, 2015

American Funds College Target Date Series

American Funds College Enrollment Fund

American Funds College 2015 Fund

American Funds College 2018 Fund

American Funds College 2021 Fund

American Funds College 2024 Fund

American Funds College 2027 Fund

American Funds College 2030 Fund

American Funds College 2033 Fund

September 14, 2012 September 14, 2012 September 14, 2012 September 14, 2012 September 14, 2012 September 14, 2012 September 14, 2012 March 27, 2015
American Funds Global High-Income Opportunities Fund	December 14, 2012

[Signature page follows]

IN WITNESS WHEREOF, each of the Customers and the Bank has executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective portfolios) and this Appendix shall constitute a separate agreement between the Bank and each Customer on behalf of itself or each of its portfolios.

Each of the Customers Listed on Appendix A

Above, on behalf of Itself or

its Listed Portfolios

By: Capital Research and Management Company* By: /s/ Michael J. Downer Name: Michael J. Downer Title: Senior Vice President and Secretary	State Street Bank and Trust Company By: /s/ Gunjan Kedia Name: Gunjan Kedia Title: Executive Vice President

* Pursuant to delegated authority.

APPENDIX A

CUSTOMERS AND PORTFOLIOS

Dated as of May 1, 2015

The following is a list of Customers and their respective Portfolios for which Bank shall serve under this Agreement.

Capital Research and Management Company serves as investment adviser for the following Customers:

CUSTOMER PORTFOLIO:

American Funds Mortgage Fund

American Funds Tax-Exempt Fund

of New York

American Funds Global Balanced Fund

American Funds Insurance Series –

Managed Risk Asset Allocation Fund

Managed Risk Growth Fund

Managed Risk Growth-Income Fund

Managed Risk International Fund

Managed Risk Blue Chip Income and Growth Fund

Portfolio Series -

American Funds Managed Risk Growth Portfolio

American Funds Managed Risk Growth and Income Portfolio

American Funds Managed Risk Global Allocation Portfolio

American Funds Corporate Bond Fund

American Funds Inflation Linked Bond Fund

EFFECTIVE AS OF:

November 1, 2010

November 1, 2010

December 17, 2010

September 14, 2012

April 26, 2013

April 26, 2013

April 26, 2013

April 26, 2013

May 1, 2015

May 1, 2015

May 1, 2015

December 6, 2012

December 6, 2012

[NAME] serves as investment adviser for the following Customers:

CUSTOMER PORTFOLIO:                                                                                                                                  EFFECTIVE AS OF:

IN WITNESS WHEREOF, each of the Customers and Bank have executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios or investment advisers) and this Appendix shall constitute a separate agreement between Bank and each Customer on behalf of itself or each of its Portfolios.

EACH OF THE CUSTOMERS AS LISTED ON APPENDIX A ATTACHED HERETO, ON BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

By:	CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: _____________________________________

Name:

Title:

THE BANK OF NEW YORK MELLON

By: _____________________________________

Name:

Title: